Exhibit 3.1

Effective September 8, 2026

INGLES MARKETS, INCORPORATED
(the “Corporation”)

AMENDED AND RESTATED BYLAWS

ARTICLE ONE

OFFICES

Section 1.1 Registered Office and Agent. The Corporation shall maintain a registered office in or near Asheville, North Carolina, or in such other location as may be determined from time to time by the Corporation’s Board of Directors (the “Board of Directors” or the “Board”), and shall have a registered agent whose business office is identical with such registered office.

Section 1.2 Principal Office. The Corporation shall maintain its principal office at 2913 U.S. Highway 70 W, Black Mountain, North Carolina, 28711, or at such other location as may be determined from time to time by the Board of Directors.

Section 1.3 Other Offices. The Corporation may have offices at such place or places, within or outside the State of North Carolina, as the Board of Directors may from time to time determine or as the business of the Corporation may require or make desirable.

ARTICLE TWO

CAPITAL STOCK

Section 2.1 Issuance and Notice. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates; provided, however, that the use of such system by the Corporation is permitted by applicable law. Physical certificates of each class of stock may be issued and every holder of stock in the Corporation represented by physical certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by (a) the Executive Chairman, Chief Executive Officer, President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile or electronic signature. Physical certificates shall be in consecutive number in the order in which they are issued upon the request of the Shareholder accompanied by the proper evidence of assignment of authority to transfer. It shall be the duty of the Corporation or the transfer agent to cancel the surrendered certificate or book-entry shares and issue a certificate or book-entry shares to the person entitled thereto and otherwise record the transaction.

Section 2.2 Transfer Agents and Registrars. The Board of Directors may appoint a transfer agent or agents and a registrar or registrars of transfer (other than the Corporation itself or an employee thereof) for the issuance of and transfer of shares of stock of the Corporation and may require that all stock certificates bear the signature of such transfer agent or registrar. In the event such a transfer agent or registrar is thus appointed, any share certificate may be signed by a facsimile or electronic signature. In case any Officer, transfer agent, or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person was such Officer, transfer agent or registrar at the date of issue.

Exhibit 3.1

Section 2.3 Transfer. Upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of assignment of authority to transfer, it shall be the duty of the Corporation or the transfer agent to cancel the surrendered certificate and issue a certificate (or evidence of book-entry) to the person entitled thereto and otherwise record the transaction upon the books of the Corporation. No transfer of stock shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation as herein provided. The Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these Bylaws or the Articles of Incorporation, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.

Section 2.4 Lost, Destroyed or Wrongfully Taken Certificates. Any person claiming a certificate of stock to be lost, destroyed or wrongfully taken shall make an affidavit or affirmation of that fact and shall comply with such other conditions applicable to the circumstances as the Board of Directors or the Corporation’s transfer agent may require, including the delivery of a bond of indemnity, in a form and with one or more sureties satisfactory to the Board of Directors or such transfer agent to indemnify the Corporation and such transfer agent against any claim that may be made against the Corporation or such transfer agent on account of the alleged loss, wrongful taking or distribution of such certificate; whereupon a new certificate (or evidence of book-entry) may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed. Such request must be made before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser. If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 2.5 Shareholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by applicable law.

Section 2.6 Determining Shareholders of Record. In order that the Corporation may determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may provide that the stock transfer books shall be closed for a stated period which shall not exceed, in any case, fifty (50) calendar days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) calendar days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) calendar days and, in case of a meeting of Shareholders, not less than ten (10) calendar days, prior to the date on which the particular action requiring such determination of Shareholders is to be taken. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting unless the Board of Directors shall fix a new record date for the adjourned meeting. When a record date is so fixed, only Shareholders of record on that date shall be deemed to be Shareholders for the purpose of the particular action requiring such determination, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

ARTICLE THREE

SHAREHOLDERS MEETINGS

Section 3.1 Place of Meetings. All meetings of the Shareholders may be held at such place, if any, either within or without the State of North Carolina, and at such time and date as the Board of Directors shall determine and state in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that any meeting of the Shareholders shall not be held at any place, but may instead be held solely by means of remote communication as provided by Section 3.15 and in accordance with the North Carolina Business Corporation Act.

Exhibit 3.1

Section 3.2 Annual Meeting. The annual meeting of the Shareholders shall be held each year on such hour and such date as the Board of Directors shall designate. At such annual meeting, the Shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting, regardless of whether notice of such matter has been given except to the extent that notice is required by these Bylaws, the Articles of Incorporation or the North Carolina Business Corporation Act.

Section 3.3 Substitute Annual Meeting. If the annual meeting shall not be held on the day designated pursuant to these Bylaws, then a special meeting may be called as a substitute annual meeting in accordance with the provisions of Section 3.4. A substitute annual meeting so called shall be designated and treated for all purposes as the annual meeting for such year.

Section 3.4 Special Meetings.

A. Calling of Special Meetings. Upon request in writing to the President or Secretary, sent by registered mail or delivered to such Officer in person, by any of the persons entitled to call a meeting of Shareholders, as provided in Section 3.4B, such Officer shall forthwith cause notice to be given to the Shareholders entitled to vote at such meeting. If the notice is not given within thirty (30) calendar days after the date of delivery of the request, the persons calling the meeting may fix the time of meeting and give notice in the manner provided in these Bylaws.

B. Persons Entitled to Call Special Meetings. Special meetings of the Shareholders, for any purpose whatsoever, may be called at any time by any of the following: (1) the Chairman of the Board; (2) a majority of the Board of Directors then in office; or (3) Shareholders holding not less than ten (10%) percent of the aggregate voting power of all issued and outstanding shares of stock of the Corporation that are entitled to vote on the business to be transacted at the meeting.

C. Permissible Matters. Business transacted at all special meetings of the Shareholders shall be confined to the objects stated in the notice of meeting.

Section 3.5 Notice.

A. Notice of Meetings. Notice of all meetings of Shareholders shall be given in writing to Shareholders of record entitled to vote at such meetings, by or at the direction of the President, the Secretary or the person or persons calling the meeting.

B. Method of Notice. A notice may be given by the Corporation to any Shareholder, either personally or by mail or other means of written communication (including by email or, in the option of the Shareholder, other electronic means), charges prepaid, addressed to the Shareholder at his, her or its address or email address as it appears on the Corporation’s current record of Shareholders.

C. Time of Notice. Notice of a meeting of Shareholders shall be sent to each Shareholder entitled thereto not less than ten (10) calendar days nor more than sixty (60) calendar days before the meeting except in the case of a meeting for the purpose of approving a merger or consolidation in which case the notice must be given not less than twenty (20) calendar days prior to the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage (air mail postage if the address is outside of the United States) thereon prepaid, addressed to the Shareholder at his, her or its address as it appears on the Corporation’s current record of Shareholders. To the extent the Shareholder has agreed in writing delivered to the Corporation and such agreement has not been terminated, a notice from the Corporation in the form of an electronic record sent by other electronic means is effective when sent as provided in North Carolina General Statutes Section 66-325, as may be subsequently amended. A Shareholder may terminate any such agreement at any time on a prospective basis effective five (5) business days following the Corporation’s receipt of written notice of termination or upon such later date as may be specified in such notice of termination. The Corporation shall maintain in its corporate records Shareholder agreements and notices of termination received by the Corporation pursuant to the foregoing. A Shareholder may object to receiving notices and other communications by email following the Corporation’s receipt of written notice of objection or upon such later date as may be specified in such written notice of objection. The Corporation shall maintain in its corporate records objections received by the Corporation pursuant to the foregoing. Unless the Shareholder has previously notified the Corporation in writing that the Shareholder objects to receiving notices and other communications by email, if sent by email, such notice shall be deemed to be effective when it is sent as provided in North Carolina General Statutes Section 66-325 to the Shareholder’s email address as it appears on the current record of Shareholders.

Exhibit 3.1

D. Contents of Notice. Notice of any meeting of Shareholders shall specify the place (if any), the day and the hour of the meeting, if the meeting is to be conducted solely by means of remote communication, a description of the means of remote communication, and in the case of a special meeting and to the extent required by the Articles of Incorporation or North Carolina Business Corporation Act in the case of a regular meeting, the purpose or purposes for which the meeting is called. In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of a Board of Directors, on which the vote of Shareholders is expressly required by the provisions of the North Carolina Business Corporation Act, or as otherwise required by these Bylaws, the Articles of Incorporation or the North Carolina Business Corporation Act.

Section 3.6 Waiver of Notice. Attendance of a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice of a meeting need not be given to any Shareholder who signs a written waiver of notice, in person or by proxy, delivered to the Corporation (email being sufficient for signature and delivery) for inclusion in the minutes or filing in the corporate records, either before or after the meeting; and a Shareholder’s waiver shall be deemed the equivalent of giving notice. Neither the business transacted nor the purpose of the meeting need be specified in the waiver, except as may be otherwise required by the North Carolina Business Corporation Act.

Section 3.7 Quorum.

A. What Constitutes a Quorum. Except with respect to the election or removal of Directors or any other issue required by applicable law or by the Articles of Incorporation to be submitted to Shareholders voting as separate classes (hereinafter referred to as “Class Voting Issues”), Shareholders holding shares having a majority of the aggregate votes of all classes of stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders for the purpose of acting on any matter that is not a Class Voting Issue. With respect to any Class Voting Issue, Shareholders holding a majority of the shares of the class of stock entitled to vote on such Class Voting Issue, represented in person or by proxy, shall constitute a quorum of such class of stock at any meeting of Shareholders for the purpose of acting on any such Class Voting Issue.

B. Loss of Quorum. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

Section 3.8 Adjournment. Any meeting of the Shareholders may be adjourned to another time and place by (A) the presiding officer or (B) the holders of shares having a majority of the votes represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided that the meeting is adjourned for less than thirty (30) calendar days and the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Notwithstanding the preceding sentence, if the Board of Directors fixes a new record date for the adjourned meeting with respect to who can vote at such meeting, then notice of the adjourned meeting shall be given to each Shareholder of record on the new record date who is entitled to vote at such meeting, which notice shall be given in accordance with the provisions of Section 3.5. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.

Exhibit 3.1

Section 3.9 Voting Rights. Pursuant to the Articles of Incorporation, there are currently authorized two classes of voting stock: Class A Common Stock and Class B Common Stock. If there are no Class A Common Stock shares outstanding, subject to the issuance of any series of voting Preferred Stock, holders of Class B Common Stock shares shall have exclusive voting power. If Class A Common Stock shares are issued and outstanding, the voting rights of holders of the Class A Common Stock and Class B Common Stock shall be as follows:

A. Holders of Class A Common Stock and Class B Common Stock shall in all matters not specified in paragraph B, C, D or E of this Section 3.9 vote together as a single class; provided that holders of Class A Common Stock shall have one vote per share and holders of Class B Common Stock shall have ten votes per share.

B. With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes twenty-five (25%) percent of the number of members of the Board of Directors authorized pursuant to Section 4.2 (rounded up to the next whole number if the fraction which results from the multiplication of the authorized number of members of the Board of Directors by 25% is equal to or greater than one-half and rounded down to the whole number if such fraction is less than one-half). Holders of Class B Common Stock voting as a separate class shall be entitled to elect those authorized directors which holders of the Class A Common Stock are not entitled to elect. Voting for directors shall be cumulatively by class only if and to the extent required by applicable law.

C. The holders of Class A Common Stock may remove, with or without cause, any Director elected by the holders of Class A Common Stock if the votes cast by such class for the removal of such Director exceed the votes cast by such class against the removal of such Director. The holders of Class B Common Stock may remove, with or without cause, any Director elected by the holders of Class B Common Stock if the votes cast by such class for the removal of such Director exceed the votes cast by such class against the removal of such Director. A Director may not be removed by the Shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director.

D. Holders of Class A Common Stock and Class B Common Stock shall be entitled to vote as a separate class on such other matters as may be required by applicable law or the Articles of Incorporation to be submitted to such holders voting as separate classes.

E. Any vacancy in the office of a director elected by holders of Class A Common Stock may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by holders of Class B Common Stock may be filled by a vote of such holders voting as a separate class; provided, however, that in the absence of a Shareholder vote, in the case of a vacancy in the office of a director elected by either class, any vacancy may be filled by the remaining directors as provided in Section 4.5C herein. Any director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of the Shareholders and until his or her successor shall have been elected and qualified.

F. Holders of Class B Common Stock will not have the right to elect directors as set forth in paragraphs B and E of this Section 3.9 if, on the record date for any Shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class B Common Stock is less than twelve and one-half (12.5%) percent of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such event, those directors to be elected at such meeting other than by holders of Class A Common Stock voting as a class shall be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class; provided that, with respect to said election, holders of Class A Common Stock shall have one vote per share and holders of Class B Common Stock shall have ten votes per share.

G. Notwithstanding anything in this Section 3.9 to the contrary, subject to the issuance of any series of voting Preferred Stock, holders of Class A Common Stock shall have exclusive voting power on all matters at any meeting of Shareholders if there are no shares of Class B Common Stock issued and outstanding as of the record date for such Shareholder meeting.

Exhibit 3.1

Section 3.10 Proxies. A Shareholder entitled to vote may vote in person or by one or more agents authorized by a proxy executed in writing by the Shareholder or by his, her or its attorney-in-fact. A Shareholder may also authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. In the event any such interest shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one is present, that one shall have all of the power conferred by the instrument upon all of the persons so designated, unless the instrument shall otherwise provide. A proxy shall not be valid after eleven months from the date of its execution unless a longer period (not in excess of ten years) is expressly stated in such proxy. Every proxy shall be revocable at the pleasure of the Shareholder executing it except as may be otherwise provided in the North Carolina Business Corporation Act.

Section 3.11 List of Shareholders. Before each meeting of the Shareholders, a full, true and complete list, in alphabetical order and arranged by voting group (and within each voting group by class or series of shares), of all the Shareholders entitled to vote at such meeting, and indicating the address and the number of shares of each class of stock held by each, certified by the Secretary, shall be prepared and kept on file at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. If the notice or other communications regarding the meeting have been or will be sent to a Shareholder by email or other electronic means, such list shall also show that Shareholder’s email address or address for transmission by other electronic means. Such list shall be open to the inspection of the Shareholders at any time during normal business hours for the period beginning two (2) business days after notice of the meeting is given and continuing during the entire time of the Shareholders’ meeting. Such list may also be made available on a reasonably accessible electronic network (provided, however, that the information required to gain access to such list is provided with the notice of meeting). In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to Shareholders. If the meeting is to be held at a place, then a list of Shareholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any Shareholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any Shareholder of the Corporation during the whole time of the meeting on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting. Such list shall be prima facie evidence of who is a Shareholder of, record, but in the event of challenge, the record of Shareholders determined in accordance with Section 2.6 above shall prevail.

Section 3.12 Voting Inspectors. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of Shareholders, shall appoint one or more persons to act as voting inspectors to receive, canvass, certify and report the votes cast by the Shareholders at such meeting; but no candidate for the office of Director shall be appointed as a voting inspector at any meeting for the election of Directors.

Section 3.13 Secretary of Meeting. The Secretary shall act as secretary of all meetings of the Shareholders; and, in his or her absence, the presiding officer may appoint any person to act as secretary of the meeting.

Section 3.14 Chairman of Meeting. The Chairman of the Board shall preside at all meetings of the Shareholders, and all meetings of the Shareholders shall be conducted in a manner determined by the Chairman of the Board or other presiding officer. In the absence of the Chairman of the Board, the President of the Corporation shall act as the presiding officer, and in the absence of the President, the Board of Directors may appoint any Director or Officer to act as the presiding officer.

Section 3.15 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such rules, regulations and procedures as the Board of Directors may adopt, the Shareholders and proxyholders not physically present at a meeting of the Shareholders may, by means of remote communication:

A. participate in a meeting of the Shareholders; and

B. be deemed present in person and vote at a meeting of the Shareholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that:

(1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Shareholder or proxyholder;

Exhibit 3.1

(2) the Corporation shall implement reasonable measures to provide such Shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(3) if any Shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 3.16 Advance Notice by Shareholders of Business Proposals and Director Nominations. A “Shareholder Related Person” of any Shareholder means any person controlling, directly or indirectly, or acting in concert with, such Shareholder, any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such Shareholder, and any person controlled by or under common control with such Shareholder.

A. Advance Notice of Business Proposals. No business may be transacted at an annual meeting of Shareholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by any Shareholder (y) who is a Shareholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 3.16A and on the record date for the determination of Shareholders entitled to vote at such annual meeting and (z) who complies with the notice procedures set forth in this Section 3.16A. Notwithstanding anything in this Section 3.16A to the contrary, only persons nominated for election as a director pursuant to Section 3.16B to fill any term of a directorship that expires on the date of the annual meeting will be considered for election at such meeting.

(1) In addition to any other applicable requirements, for business (other than director nominations) to be properly brought before an annual meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary, and such business must otherwise be a proper matter for Shareholder action pursuant to these Bylaws and under the North Carolina Business Corporation Act. Subject to Section 3.16A(3), a Shareholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day before the meeting and not later than the later of (x) the close of business on the 90th calendar day before the meeting and (y) the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this Section 3.16A.

(2) To be in proper written form, a Shareholder’s notice to the Secretary with respect to any business (other than director nominations) must set forth as to each such matter such Shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the annual meeting, and a statement in support of the business or proposal, (ii) the name and record address of such Shareholder and the name and address of the Shareholder Related Person, if any, on whose behalf the proposal is made, (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Shareholder and by the Shareholder Related Person, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings between such Shareholder and the Shareholder Related Person, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder, v) any material interest of such Shareholder and the Shareholder Related Person, if any, on whose behalf the proposal is made in such business, including such information as would be required to satisfy the requirements of Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor Item or rule), regardless of whether such business would be required to be disclosed by the Corporation pursuant to Item 404 and (vi) a representation that such Shareholder (or a qualified representative of such Shareholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Exhibit 3.1

(3) The foregoing notice requirements of this Section 3.16A shall be deemed satisfied by a Shareholder as to any proposal (other than director nominations) if the Shareholder has notified the Corporation of such Shareholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Exchange Act, and such Shareholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of Shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3.16A; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3.16A shall be deemed to preclude discussion by any Shareholder of any such business. If the Board of Directors or the chairman of the annual meeting determines that any Shareholder proposal was not made in accordance with the provisions of this Section 3.16A or that the information provided in a Shareholder’s notice does not satisfy the information requirements of this Section 3.16A, then such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 3.16A, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the annual meeting of Shareholders to present the proposed business, then such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(4) In addition to the provisions of this Section 3.16A, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.16A shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

B. Advance Notice of Director Nominations.

(1) Only persons who are nominated in accordance with this Section 3.16B shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors at any annual meeting of Shareholders, or at any special meeting of Shareholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board of Directors or (ii) by any Shareholder of the Corporation (y) who is a Shareholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.16B and on the record date for the determination of Shareholders entitled to vote at such meeting and (z) who complies with the notice procedures set forth in this Section 3.16B. The foregoing clause (ii) shall be the exclusive means for a Shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual or special meeting of Shareholders.

(2) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a Shareholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the anniversary date of the immediately preceding annual meeting of Shareholders; provided, however, that in the event that the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice by the Shareholder to be timely must be so received not earlier than the close of business on the 120th calendar day before the meeting and not later than the later of (y) the close of business on the 90th calendar day before the meeting and (z) the close of business on the 10th calendar day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the 10th calendar day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a Shareholder’s notice as described in this Section 3.16B.

(3) Notwithstanding anything in paragraph (2) of this Section 3.16B to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board of Directors before the close of business on the 90th calendar day prior to the anniversary date of the immediately preceding annual meeting of Shareholders, a Shareholder’s notice required by this Section 3.16B shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the date on which such public announcement was first made by the Corporation.

Exhibit 3.1

(4) To be in proper written form, a Shareholder’s notice to the Secretary must set forth (i) as to each person whom the Shareholder proposes to nominate for election as a director (w) the name, age, business address and residence address of the person, (x) the principal occupation or employment of the person (present and for the past five (5) years), (y) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such person and (z) all other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the Shareholder giving the notice (v) the name and record address of such Shareholder as they appear on the Corporation’s books and the name and address of the Shareholder Related Person, if any, on whose behalf the nomination is made, (w) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such Shareholder and the Shareholder Related Person, if any, on whose behalf the nomination is made, (x) a description of all arrangements or understandings relating to the nomination to be made by such Shareholder among such Shareholder, the Shareholder Related Person, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (y) a representation that such Shareholder (or a qualified representative of such Shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and comply in all respects with the requirements of Regulation 14A under the Exchange Act, including the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time, including any staff interpretations relating thereto), including that such Shareholder or Shareholder Related Person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of Directors in support of Director nominees other than the Corporation’s nominees and (z) any other information relating to such Shareholder and the Shareholder Related Person, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(5) To be eligible to be a nominee for election or reelection as a Director pursuant to this Section 3.16B, a proposed nominee must deliver (in the case of nominee nominated by a Shareholder of the Corporation pursuant to this Section 3.16B, in accordance with the time periods and other requirements prescribed for delivery of notice under these Bylaws and applicable law) to the Secretary at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (in the form to be provided by the Secretary upon written request of any Shareholder of record identified by name within five (5) business days of such written request) and (ii) a written representation and agreement (in the form to be provided by the Secretary upon written request of any Shareholder of record identified by name within five (5) business days of such written request) that such person (w) is not and will not become a party to (I) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under applicable law, (x) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (y) consents to being named as a nominee and, if elected as a Director, intends to serve for a full term on the Board and (z) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with all applicable laws and all applicable rules of the U.S. exchange(s) upon which the securities of the Corporation are listed and all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other policies and guidelines of the Corporation duly adopted by and applicable to the Board of Directors.

Exhibit 3.1

(6) If the Board of Directors or the presiding officer of the meeting of Shareholders determines that any nomination was not made in accordance with the provisions of this Section 3.16B, that the information provided in a Shareholder’s notice does not satisfy the information requirements of this Section 3.16B,the applicable nominee has failed to comply with the preceding paragraph (5) of this Section 3.16B or the applicable Shareholder failed to comply in all respects with the requirements of Regulation 14A under the Exchange Act, including the requirements of Rule 14a-19, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.16B, if the Shareholder (or a qualified representative of the Shareholder) does not appear at the meeting of Shareholders to present the nomination, then such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation. Any Shareholder or Shareholder Related Person providing notice pursuant to Rule 14a-19 promulgated under the Exchange Act shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the shareholder or Shareholder Related Person has complied in all respects with the requirements of Regulation 14A under the Exchange Act, including the requirements of Rule 14a-19

(7) In addition to the provisions of this Section 3.16B, a Shareholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

(8) Any Shareholder or Shareholder Related Person directly or indirectly soliciting proxies from other Shareholders must use a proxy card color other than white. A white colored proxy card shall be reserved for the exclusive use by the Board of Directors.

ARTICLE FOUR

DIRECTORS

Section 4.1 Management of Business. Subject to any limitations included in the Articles of Incorporation, these Bylaws or the North Carolina Business Corporation Act concerning action which shall be authorized by the Shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed by or under the direction of, the Board of Directors.

Section 4.2 Number, Qualification and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of not less than five (5) nor more than eleven (11) members as determined from time to time by the Board of Directors. Any directorships not filled by the Shareholders shall be treated as a vacancy to be filled by and in the discretion of the Board of Directors. The Directors shall be elected at the annual meeting of Shareholders, as provided herein; and each Director elected shall hold office for a term of one year and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of North Carolina or Shareholders. In the event that the Corporation has no Executive Chairman, the Board shall elect from its members, by the affirmative vote of a majority of the Directors then in office, a Chairman of the Board, who may also be, but is not required to be, and is not itself, an Officer. If so elected, the Chairman of the Board shall serve until his or her successor is elected and qualified; his or her earlier death, resignation or removal from office; or the earlier appointment of an Executive Chairman, who shall be deemed to have concurrently assumed the role of Chairman of the Board under Section 7.3A.

Exhibit 3.1

Section 4.3 Removal. Directors may be removed by the Shareholders in accordance with the provisions of Section 3.9C.

Section 4.4 Resignations. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 4.5 Vacancies.

A. When Vacancies Occur. Vacancies in the Board of Directors shall exist in the case of any of the following events: (1) an increase in the number of Directors; (2) the death, resignation or removal of any Director; (3) a declaration of vacancy by the Board of Directors as provided in Paragraph B of this Section 4.5; or (4) at any meeting of Shareholders at which the Directors are elected, the Shareholders fail to elect the full authorized number of Directors to be voted for at that meeting. A reduction of the authorized number of Directors does not remove any Director prior to the expiration of his or her term in office.

B. Declaration of Vacancy. The Board of Directors may declare vacant the office of any Director if he or she is declared of unsound mind by an order of court, or finally convicted of a felony or adjudged a bankrupt.

C. Filling Vacancies. If the Board of Directors determines that a meeting of Shareholders is to be held to fill any vacancy, then such vacancy occurring in the Board of Directors may be filled by the Shareholders entitled to elect such Director in accordance with Section 3.9E. If a Shareholders meeting is not to be held to fill such vacancy in accordance with Section 3.9E, then such vacancy (including any vacancy resulting from an increase in the size of the Board of Directors) may be filled by a majority of the remaining Directors who were elected by the same class of Shareholders as the Director whose vacancy is being filled, even if such remaining Directors are less than a quorum; provided, however, that if there are no remaining Directors who were elected by such class of Shareholders, such vacancy may be filled by the remaining Directors, even if less than a quorum. Any Director elected by the Board of Directors shall serve only until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified.

Section 4.6 Compensation. Compensation to the Directors shall be fixed and expenses of attendance allowed for attendance at meetings of the Board, as determined by the Board from time to time. A Director may serve the Corporation in a capacity other than that of Director and receive compensation for the services rendered in such other capacity.

Section 4.7 Reliance in Discharging Duties. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such Director’s duties, be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (A) one or more Officers or employees whom the Director reasonably believes to be reliable and competent in the matters presented, (B) legal counsel, public accountants or other persons as to matters the Director reasonably believes are within their professional or expert competence or (C) a committee or subcommittee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee or subcommittee merits confidence. A Director is not entitled to such reliance if the Director has actual knowledge concerning the matter in question that makes such reliance unwarranted.

Exhibit 3.1

ARTICLE FIVE

BOARD MEETINGS

Section 5.1 Place of Meetings. The meetings of the Board of Directors may be held at the principal office of the Corporation or at any place either within or without the State of North Carolina as the Board of Directors may, from time to time, designate.

Section 5.2 Regular Meetings.

A. Timing and Call of Regular Meetings. Regular meetings of the Board of Directors shall be held not less than quarterly, unless otherwise determined by the Board. All regular meetings of the Board of Directors of the Corporation shall be called by the Chairman of the Board or by the President, or fixed by the Board.

B. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Notice of the time, date and place (if any) of any other regular meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other usual means of written communication (including email) at least three (3) calendar days before the meeting. If the meeting is to be conducted solely by means of remote communication, a description of the means of remote communication shall be included in the notice.

Section 5.3 Special Meetings.

A. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by any four directors. Such meetings may be held within or without the State of North Carolina as the Board of Directors may designate.

B. Notice of Special Meeting. Notice of the time and place of special meetings of the Board of Directors shall be delivered personally to each Director or sent to each Director by mail or by other usual means of written communication (including email) at least two (2) calendar days before the meeting. Such notice shall state the time, date and place (if any) of meeting, but the purpose need not be stated therein. If the meeting is to be conducted solely by means of remote communication, a description of the means of remote communication shall be included in the notice.

Section 5.4 Waiver of Notice. A Director may waive in writing notice of a regular or special meeting of the Board, either before or after the meeting, and his or her waiver shall be deemed the equivalent of giving notice. Such written waiver must be signed by the Director and delivered to the Corporation (email being sufficient for signature and delivery) for filing with the minutes or corporate records. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except if at the beginning of the meeting (or promptly upon his or her arrival) the Director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 5.5 Purpose of Meeting. Neither the business to be transacted at a regular or special meeting, nor the purpose of such meeting, need be specified in the notice or waiver of notice of such meeting unless required by the Articles of Incorporation, these Bylaws, or the North Carolina Business Corporation Act.

Section 5.6 Meeting by Telephone or Electronic Means. Unless otherwise determined by the Board of Directors, any one or more Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to simultaneously hear each other, and such participation in a meeting pursuant to this Section 5.6 shall be deemed presence in person at such meeting.

Exhibit 3.1

Section 5.7 Quorum and Majority Action. At meetings of the Board of Directors, a majority of the number of the Directors fixed in accordance with Section 4.2 shall constitute a quorum for the transaction of business unless otherwise expressly provided in the Articles, these Bylaws, or the North Carolina Business Corporation Act. Only when a quorum is present may the Board of Directors continue to do business at any such meeting. If a quorum is present, the acts of a majority of the number of Directors in attendance shall be the acts of the Board of Directors.

Section 5.8 Manifestation of Dissent or Abstention. A Director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (A) the Director objects at the beginning of the meeting, or promptly upon the Director’s arrival, to holding the meeting or transaction of business at the meeting (B) his or her dissent or abstention is entered in the minutes of the meeting or (C) he or she files his or her written dissent to or abstention from such action with the person acting as the presiding officer before the adjournment thereof or shall forward such dissent by registered mail to the Corporation care of the Secretary immediately after the adjournment of the meeting. Such right to dissent or abstention shall not apply to a Director who voted in favor of such action.

Section 5.9 Informal Action by Directors. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board provide one or more unrevoked written consents signed by each Director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors at a meeting of the Board.

Section 5.10 Adjourned Meetings.

A. Adjournment. In the absence of a quorum, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board or until a quorum shall be present.

B. Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent Directors if the time and place are fixed at the meeting adjourned and if the period of adjournment does not exceed ten (10) calendar days in any one adjournment.

Section 5.11 Conduct of Meetings. At every meeting of the Board of Directors, the Chairman of the Board, or in his or her absence, the President, or in absence of both, a presiding officer chosen by a majority of the Directors present, shall preside. The Secretary shall act as Secretary of the Board of Directors. In case the Secretary shall be absent from any meeting, the presiding officer may appoint any person to act as secretary of the meeting. Meetings of the Board shall be conducted in a manner determined by the presiding officer of the meeting.

ARTICLE SIX

COMMITTEES

Section 6.1 Committees. From time to time at any regular or special meeting of the Board, a majority of the Directors then in office may establish one or more Committees of the Board and appoint from among the members of the Board the members of each such Committee. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent member at any meeting of such Committee. Any such Committee, to the extent specified in the Articles of Incorporation, these Bylaws or by the Board at the time of or following the creation of such Committee, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, including as set forth in any charter of such Committee adopted by the Board, except that it shall have no authority as to the following matters:

A. the approval of any plan of merger not requiring Shareholder approval;

B. the filling of vacancies in the Board of Directors or in any Committee;

C. the authorization or approval of distributions, except according to a formula or method, or within limits, prescribed by the Board;

Exhibit 3.1

D. the amendment or repeal of any of these Bylaws or the adoption of any new Bylaw; or

E, the approval or proposal to Shareholders of action that the North Carolina Business Corporation Act requires to be approved by Shareholders.

The designation of any Committee and the delegation thereto of authority shall not alone operate to relieve the Board of Directors, or any member thereof, of any standard of conduct imposed upon it or him or her by applicable law. Such Committee or Committees shall have such name or names as may be determined from time to time by the Board of Directors. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Each Committee member shall hold office until the next annual meeting of the Board of Directors following his or her appointment and until his or her successor is appointed and qualified as a member of such Committee. Vacancies in the membership of any Committee shall be filled by the Board of Directors at a regular or special meeting.

Section 6.2 Meetings. Regular meetings of any Committee may be held without notice at such time, date and place (if any) as such Committee may fix from time to time. Special meetings of any Committee may be called by the Chair or a majority of the members thereof upon not less than two (2) calendar days notice stating the time, date and place (if any) of such meeting, which notice shall be delivered personally to each member or sent to each member by mail or by other usual means of written communication (including email). If the meeting is to be conducted solely by means of remote communication, a description of the means of remote communication shall be included in the notice. A member may waive in writing notice of a special meeting of the Committee, either before or after the meeting, and his or her waiver shall be deemed the equivalent of giving notice. Such written waiver must be signed by the member and delivered to the Corporation (email being sufficient for signature and delivery), care of the Secretary, for inclusion in the minutes or filing in the corporate records. Attendance of a member at a meeting shall constitute a waiver of notice of that meeting unless at the beginning of the meeting (or promptly upon his or her arrival) the member objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 6.3 Quorum. Unless otherwise expressly required by the Articles, these Bylaws, or the North Carolina Business Corporation Act, a majority of the members of any Committee shall constitute a quorum for the transaction of business at any meeting thereof, and actions of such Committee must be authorized by the affirmative vote of a majority of the members present at the meeting at which a quorum is present. Dissents or abstentions from Committee action may be registered in the same manner prescribed under Section 5.8.

Section 6.4 Informal Action. Action taken by all of the members of any Committee without meeting is nevertheless action of such Committee if the members provide one or more unrevoked written consents signed by each member before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Such written consent or consents shall be filed with the minutes of the proceedings of the Committee. Such action by written consent shall have the same force and effect as a unanimous vote of such members.

Section 6.5 Removal. Any member of any such Committee may be removed at any time with or without cause by a majority of the Directors then in office at any regular or special meeting of the Board.

Section 6.6 Procedure. The Board, or in the absence of such action by the Board, each Committee, shall elect a Chair of each Committee, who will serve as presiding officer of each meeting of the Committee, from among its members of the Committee. In the absence of the Chair at a meeting of the Committee, the members of the Committee may designate a presiding officer for such meeting. Meetings of a Committee shall be conducted in a manner determined by the presiding officer of such meeting, subject to any direction of the Board.

Section 6.7 Meeting by Telephone or Electronic Means. Any one or more members of any Committee may participate in a meeting of the Committee by means of a conference telephone or other communications device which allows all persons participating in the meeting to simultaneously hear each other, and such participation in a meeting shall be deemed presence in person at such meeting.

Section 6.8 Executive Committee. The Executive Committee, if any, shall, during the intervals between meetings of the Board of Directors, advise and aid the Officers in all matters concerning the Corporation’s interests and the management of its business and generally perform such responsibilities and exercise such powers as may be directed or delegated by the Board of Directors from time to time. The Executive Committee shall hereby be deemed delegated authority to exercise all powers of the Board, excepting only powers which may not be delegated to such Committee under the North Carolina Business Corporation Act, between meetings of the Board of Directors.

Exhibit 3.1

ARTICLE SEVEN

OFFICERS

Section 7.1 Officers. The Officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents, and a Secretary and such other officers as the Board of Directors may determine from time to time, including an Executive Chairman, Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries or one or more Assistant Treasurers. Any two or more offices may be held by the same person, except for the offices of President and Secretary.

Section 7.2 Election and Term. The Officers of the Corporation shall be appointed by the Board of Directors at any regular or special meeting of the Board. Additionally, the Executive Chairman, the Chief Executive Officer or the President may appoint one or more Vice Presidents. Unless otherwise provided in the resolution of appointment (including any appointment of a Vice President effected by the Executive Chairman, the Chief Executive Officer or the President), each Officer shall hold office for a period of one year and until his or her successor is appointed and qualified or his or her earlier death, resignation or removal from office.

Section 7.3 Powers and Responsibilities of Officers. All Officers of the Corporation, as between themselves and the Corporation, shall have such power and perform such responsibilities in the management of the Corporation as hereinafter provided in these Bylaws or as may be determined by action of the Board of Directors.

A. Executive Chairman. The Executive Chairman, who may only be appointed from among the Directors, shall serve as the Chairman of the Board and preside at all meetings of the Directors and the Shareholders and shall discharge the responsibilities of the presiding officer. He or she shall act as a liaison between the Board and other Officers, shall support the Board in the fulfillment of their duties and responsibilities and shall perform such other responsibilities and have such other powers the Board of Directors may from time to time prescribe. The Executive Chairman shall have the authority to prescribe responsibilities and powers of the President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and other Officers junior to them.

B. Chief Executive Officer. The Chief Executive Officer shall have the responsibility for the general supervision of the business affairs of the Corporation, including general supervision of the policies of the Corporation and general and active management of the financial affairs of the Corporation. He or she shall be present at each meeting of the Board of Directors and shall be present at each annual meeting of the Shareholders and shall perform such other responsibilities and have such other powers the Board of Directors may from time to time prescribe. The Chief Executive Officer shall have the authority to prescribe responsibilities and powers of the President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and other Officers junior to them.

C. President. The President shall have the responsibility to supervise the day-to-day operations of the Corporation. He or she shall sign, with any other proper Officer, certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by applicable law to be otherwise signed and executed and except where the signing and execution there of shall be delegated by the Board of Directions to some other Officer or agent. The President shall perform all other responsibilities incident to the office of President and perform such other responsibilities and have such other powers the Executive Chairman, Chief Executive Officer, or Board of Directors may from time to time prescribe. The President shall have the authority to prescribe responsibilities and powers of the Vice Presidents, Secretary, Treasurer and other Officers junior to them.

D. Chief Financial Officer. The Chief Financial Officer shall perform all responsibilities commonly incident to that office (including the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board of Directors, Executive Chairman, Chief Executive Officer or President may authorize) and perform such other responsibilities and have such other powers the Executive Chairman, Chief Executive Officer, or Board of Directors may from time to time prescribe.

Exhibit 3.1

E. Vice Presidents. The Vice Presidents shall, in the absence or disability of the President, perform the responsibilities and exercise the powers of that office. In addition, they shall perform such other responsibilities and have such other powers as the Board of Directors may from time to time prescribe (and, in the case of a Vice President appointed by the Executive Chairman, the Chief Executive Officer or the President, such other powers as the Executive Chairman, the Chief Executive Officer or the President may from time to time prescribe). The Board of Directors, Executive Chairman, Chief Executive Officer or President may designate the order of seniority of Vice Presidents and may designate one or more Vice Presidents as Senior Vice Presidents. The responsibilities and powers of the Vice Presidents shall disburse first to the Senior Vice President in the order of seniority specified by the Board of Directors, Executive Chairman, Chief Executive Officer or President.

F. Secretary. The Secretary shall keep minutes of all meetings of the Shareholders and Directors, have charge of the minute books, stock books and seal of the Corporation, perform such other responsibilities commonly incident to that office and perform such other responsibilities and have such other powers as the Executive Chairman, Chief Executive Officer, President or Board of Directors may from time to time prescribe.

G. Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the responsibilities and exercise the powers of the Chief Financial Officer, perform such other responsibilities commonly incident to the office of Treasurer and perform such other responsibilities and have such other powers as the Executive Chairman, Chief Executive Officer, President or Board of Directors may from time to time prescribe.

H. Assistant Vice Presidents, Secretaries and Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the responsibilities and exercise the powers of those offices. Assistants to the Vice Presidents, Secretary and Treasurer shall, in general, perform such other responsibilities and have such other powers as the Executive Chairman, Chief Executive Officer, President or Board of Directors may from time to time prescribe.

Section 7.4 Delegation of Responsibilities. In case of the absence of any Officer, or for any other reason and for any duration that the Board of Directors may deem advisable, the Board of Directors may delegate any or all of the powers or responsibilities of such Officer to any other Officer, or to any Director, provided a majority of the Directors then in office concurs therein at any regular or special meeting of the Board.

Section 7.5 Removal of Officers. Any Officer appointed by the Board of Directors (and any Vice President appointed by the Executive Chairman, the Chief Executive Officer or the President) may be removed by the Board of Directors whenever, in the judgment of a majority of the Directors then in office at any regular or special meeting of the Board, the best interests of the Corporation will be served thereby. Additionally, any Vice President appointed by the Executive Chairman, the Chief Executive Officer, or the President may be removed by the Officer who appointed such Vice President. The removal of any such Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, the appointment of an Officer shall not in and of itself create any contract rights.

Section 7.6 Bonds. The Board of Directors may by resolution require any or all Officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties and responsibilities of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 7.7 Resignations. Any Officer may resign at any time in the same manner prescribed under Section 4.4.

Section 7.8 Vacancies. When a vacancy occurs in one of the offices by death, resignation, removal or otherwise, it shall be filled by appointment in the manner described in Section 7.2. The Officer so appointed shall hold office until his or her successor is chosen and qualified or until his or her earlier resignation, removal from office or death.

Exhibit 3.1

ARTICLE EIGHT

INDEMNIFICATION

Section 8.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any individual (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, or any part thereof, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or an individual for whom he or she is the legal representative, is or was a Director or Officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all judgments, fines, amounts paid in settlement, liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 8.2 Advanced Payment of Expenses. The Corporation shall, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article Eight or otherwise.

Section 8.3 Claims. If a claim for indemnification (following the final disposition of the applicable proceeding) or advancement of expenses under this Article Eight is not paid in full within sixty (60) calendar days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense (including attorneys’ fees) of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 8.4 Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article Eight shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any applicable law, the Articles of Incorporation, these Bylaws, agreement, vote of Shareholders or disinterested Directors or otherwise.

Section 8.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

Section 8.6 Amendment, Repeal, Modification of Elimination. Any amendment, repeal, modification or elimination of this Article Eight shall not eliminate or impair any right to indemnification or to advancement of expenses hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal, modification or elimination, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 8.7 Other Indemnification and Prepayment of Expenses. This Article Eight shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Exhibit 3.1

Section 8.8 Certain Definitions. For purposes of this Article Eight, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article Eight, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 8.9 Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

ARTICLE NINE

DIRECTOR CONFLICT OF INTEREST TRANSACTIONS

Section 9.1 Director Conflict of Interest Transactions. No contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of the Directors are directors or officers or have a direct or indirect interest, as defined in the North Carolina Business Corporation Act, shall be void or voidable solely on such basis, or solely because the Director is present at or participates in the meeting of the Board of Directors or Committee which authorizes the contract or other transaction, or solely because his, her or their votes are counted for such purpose if:

A. With knowledge on the part of the other Directors of the material facts of such interest, the transaction is authorized, approved or ratified by a majority of the disinterested Directors, Committee members, or Subcommittee members present at a meeting of the Board, authorized Committee, or authorized Subcommittee, respectively, irrespective of the presence of, or vote cast by, any interested Director in the approval; or if

B. With knowledge on the part of the Shareholders of the material facts of such interest, the transaction is authorized, approved or ratified by the vote of Shareholders holding shares having a majority of the aggregate votes of all classes of stock entitled to vote other than those (1) owned or controlled by the interested Director or Directors, or (2) owned or controlled by an entity or as to which the interested Director or Directors have a material financial interest or in which the interested Director or Directors is a general partner; or if

C. The transaction was fair to the Corporation.

If a majority of the disinterested Directors or members vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under Section 9.1A. Shares owned or controlled by the interested Director or Directors or owned or controlled by an entity or as to which the interested Director or Directors have a material financial interest or in which the interested Director or Directors is a general partner shall be counted in otherwise determining whether the transaction is approved under the North Carolina Business Corporation Act. A majority of the shares that would if present be entitled to be counted in a vote on the transaction under Section 9.1B constitutes a quorum for the purpose of taking action under Section 9.1B. For the avoidance of doubt, Directors are not subject to a conflict under this Section 9 solely on the basis of generally applicable Director rights, compensation and benefits; additionally, Directors who are also Officers and employees of the Corporation are not subject to a conflict under this Section 9 solely on the basis of compensation or benefits received for services provided to the Corporation in those non-Director capacities.

Exhibit 3.1

ARTICLE TEN

DIVIDENDS AND RESERVES

Section 10.1 Dividends. The Board of Directors of the Corporation may from time to time declare, and thereupon the Corporation shall pay, dividends on such outstanding shares in cash, property or its own shares, except when the Corporation is insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Articles of Incorporation and subject to the following provisions:

A. Dividends may be declared and paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted net earnings of the current fiscal year (computed to the date of the declaration of the dividend) or the next preceding fiscal year.

B. Dividends may be declared and paid in the Corporation’s own shares out of any treasury shares that have been reacquired out of surplus of the Corporation.

C. Dividends may be declared and paid in the Corporation’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Corporation; provided that such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus at least equal to the aggregate par value of the shares to be issued as a dividend.

D. The Corporation shall have the use of any cash or property declared as a dividend that is unclaimed until the time it escheats to the applicable jurisdiction. Any stock declared as a dividend and unclaimed shall be voted by the Board of Directors.

Section 10.2 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its sole discretion, thinks proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation or for such other purpose as the Board shall think conducive to the best interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner by which it was created; provided, however, that no such., reserve shall, except in accordance with generally accepted accounting principles applicable to the kind of business conducted by the Corporation, diminish the amount of earned surplus or net profits available for dividends.

ARTICLE ELEVEN

CORPORATE BOOKS AND RECORDS

Section 11.1 Minutes of Corporate Meetings. The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of its Board, Committees and Shareholders, with the date, time and place (if any); whether annual, regular or special, and, if special, how authorized; the notice thereof given (if any); the names of those present at Board and Committee meetings; the number of shares present or represented at Shareholders meetings, and the proceedings thereof.

Section 11.2 Share Register. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a share register showing the names of the Shareholders and their addresses, the number of shares held by each and the number of every certificate surrendered for cancellation. The above-specified information may be kept by the Corporation through any usual means capable of reproducing the information in clearly legible form for the purposes of inspection as provided in Section 11.3.

Section 11.3 Inspection of Records.

A. Location. The books and records of the Corporation may be kept within or outside the State of North Carolina at such place or places as may from time to time be designated by the Board of Directors.

Exhibit 3.1

B. By Shareholders. Except as otherwise required by applicable law with respect to inspection rights, and subject to the limitations contained in the North Carolina Business Corporation Act, the share register, duplicate share register, and other books and records of account, minutes and record of Shareholders and Directors shall be open to inspection at any reasonable time, upon written demand stating the purpose thereof by any Shareholder who shall have been a Shareholder for at least six (6) months or who possesses, or is authorized in writing by the holders of, at least five (5%) percent of the outstanding shares of any class of Common Stock, for any proper purpose. Such inspection by a Shareholder may be made in person or by agent or attorney and the right of inspection includes the right to make extracts. Demand of inspection other than at a Shareholders meeting shall be made in writing upon the President or Secretary in accordance with the North Carolina Business Corporation Act. Holders of voting trust certificates representing shares of the Corporation shall be regarded as Shareholders for the purpose of this Section 11.3.

C. By Directors. A Director is entitled to inspect and copy the books, records, and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a Committee member, but not for any other purpose or in any manner that would violate any duty to the Corporation. In the event of any disagreement regarding whether a Director is entitled to inspect particular books, records, or documents of the Corporation, the Board of Directors, or any Committee designated by the Board of Directors, shall determine whether such Director is so entitled.

ARTICLE TWELVE

GENERAL PROVISIONS

Section 12.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 12.2 Annual Report. The Board of Directors of the Corporation shall present at each annual meeting, and when called for by vote of the Shareholders at any special meeting of the Shareholders, a full and clear statement of any business and condition of the Corporation.

Section 12.3 Authority for Execution of Contracts and Instrument. The Board of Directors, except as otherwise provided, in these Bylaws, may authorize any Officer or Officers, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized, no Officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 12.4 Signing of Checks, Drafts, Etc. All checks, drafts or other order for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as shall be determined under applicable law and from time to time by the Board of Directors.

Section 12.5 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Executive Chairman, Chief Executive Officer, President, any Vice President or any other Officers authorized by the Board of Directors. Any such Officer, may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation or other entity, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 12.6 Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Exhibit 3.1

Section 12.7 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the North Carolina Business Corporation Act or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

Section 12.8 Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by applicable law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these Bylaws and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

Section 12.9 Exclusive Forum.

A. To the fullest extent permitted by applicable law, unless the Corporation consents in writing to the selection of an alternative forum, any and all internal corporate claims shall be brought exclusively in the state courts of North Carolina in and for Buncombe County, North Carolina, or if such courts lack the requisite personal and subject matter jurisdiction, the United States District Court for the Western District of North Carolina, in all cases subject to the court having the requisite personal and subject matter jurisdiction. Any such claim filed in a North Carolina state court shall be designated by the party filing the action as a mandatory complex business case pursuant to Section 7A-45.4 of the North Carolina General Statutes. Notwithstanding the foregoing, in any such claim where the North Carolina Business Corporation Act specifies the division or county wherein the claim must be brought, the claim shall be brought in such division or county.

B. Notwithstanding the foregoing, (1) the provisions of Section 12.9A will not apply to claims brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (2) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any claim asserting a cause of action against the Corporation or any Director, Officer, employee, or agent of the Corporation and arising under the Securities Act of 1933, as amended.

C. If any internal corporate claim is filed in a court other than pursuant to Section 12.9A (a ”Foreign Action”) in the name of any current or former Shareholder, such Shareholder shall be deemed to have consented to (1) the personal jurisdiction of the state and federal courts located within the State of North Carolina in connection with any action brought in any such court to enforce Section 12.9A (an “Enforcement Action”) and (2) having service of process made upon such Shareholder in any such Enforcement Action by service upon such Shareholder’s counsel in the Foreign Action as agent for such Shareholder.

D. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 12.9.

Section 12.10 Electronic Transactions. The Corporation may and hereby agrees to conduct any action or set of actions by any electronic means to the fullest extent permitted by applicable law, except as otherwise determined by the Corporation from time to time.

ARTICLE THIRTEEN

SEAL

Section 13.1 Seal. The seal of the Corporation shall be in the form of a circle and shall have on the circumference thereon the name of the Corporation and “North Carolina” and shall have the word “SEAL” in the center. Such seal may be an impression or a stamp. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such a seal at any time, the signature of the Corporation followed by the words “Corporate Seal” enclosed in parentheses or scroll shall be deemed the seal of the Corporation. The seal shall be in the custody of the Secretary and affixed by him, her or any Assistant Secretary on the certificates of stock and such other papers as may be directed by applicable law, by these Bylaws or by the Executive Chairman, Chief Executive Officer, President or Board of Directors.

Exhibit 3.1

ARTICLE FOURTEEN

AMENDMENTS

Section 14.1 Amendments. Except as otherwise required by applicable law, these Bylaws may be amended or repealed and new Bylaws may be adopted by the affirmative vote of a majority of the Directors then in office at any regular or special meeting of the Board of Directors.

No Bylaw adopted or amended by the Shareholders shall be altered or repealed by the Board of Directors.

No alteration, amendment or rescission of a Bylaw shall be voted upon unless notice thereof has been given in the notice of the meeting or unless all of the Directors of the Corporation execute a written waiver of notice stating that action upon the bylaws is to be taken at the meeting, and the original of such waiver shall be recorded in the minute book.